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                                                                    Exhibit 10.9

                                   GENTEK INC.
                  2003 MANAGEMENT AND DIRECTORS INCENTIVE PLAN

SECTION 1.   GENERAL PURPOSE OF THE PLAN: DEFINITIONS

         The name of the plan is the GenTek Inc. 2003 Management and Directors Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and directors of the Company (as defined below) and its Subsidiaries (as defined below), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

         "Award" or "Awards," except where referring to a particular category of grant under the Plan, means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Right or Other Stock-Based Award.

         "Award Agreement" means a written individual agreement entered into by and between the Company and a Participant that, together with this Plan, evidences any Award and sets forth the terms and conditions under which an Award is granted.

         "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Act.

         "Board" means the Board of Directors of the Company.

         "Cause" means, with respect to a Participant, "Cause" as defined in the Participant's employment agreement with the Company or the applicable Subsidiary thereof, or if there is no such agreement, "Cause" means (i) such Participant is convicted of, pleads guilty or nolo contendere to, or confesses to any felony, any misdemeanor involving moral turpitude or any act of fraud, misappropriation or embezzlement, (ii) such Participant knowingly and willfully engages in a fraudulent act to the damage or prejudice of the Company or any Subsidiary or in conduct or activities damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Committee, (iii) any act or omission by such Participant involving willful malfeasance or negligence in the performance of such Participant's duties to the Company or any Subsidiary to the detriment of the Company or any Subsidiary, all as determined by the Committee, which, if capable of correction (as determined by the Committee), has not been corrected by such Participant within 10 days after written notice from the Company of any such act or omission, (iv) failure by such Participant to comply in any material respect with the terms of any written policies or directives of the Company (including, but not limited to, policies relating to avoidance of discrimination and harassment) as determined by the Committee, which, if capable of correction (as determined by the Committee), has not been corrected by such Participant within 10 days after written notice from the Company of such failure, (v) breach by such Participant of any noncompetition, nonsolicitation or confidentiality provision to which such Participant is subject, as determined by the Board, or (vi) continued failure of such Participant









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substantially to perform his duties (other than as a result of total or partial incapacity due to mental or physical illness) for a period of 10 days following written notice by the Company, or any Subsidiary to the Participant of such failure.

         "Change of Control" is defined in Section 14.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "Committee" means the Committee of the Board referred to in Section 2.

         "Company" means "Reorganized GenTek" (as defined in the Plan of Reorganization) or any successor thereto.

         "Disability" means an individual's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment for a period of not less than 6 months.

         "Dividend Equivalent Right" means an Award granted pursuant to Section
9.

         "Effective Date" means the effective date of a joint plan of reorganization of the Company and certain Subsidiaries of the Company, including Noma Company, under Chapter 11 of the Bankruptcy Code.

         "Fair Market Value" means the closing price of Stock on the date of calculation (or, if no Stock is traded on such date, the last preceding date on which Stock was traded) if the Company's Stock is readily tradable on a national stock exchange or quotation system, and if the Company's Stock is not readily tradable, "Fair Market Value" means the amount determined in good faith by the Committee as the fair market value of Company Stock.

         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

         "Other Stock-Based Award" means an Award granted pursuant to Section
10.

         "Participant" means an officer, employee or director of the Company or one or more of its Subsidiaries who has received an Award under the Plan.

         "Performance Share Award" means an Award granted pursuant to Section 8.

         "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or


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indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         "Plan" means the GenTek Inc. 2003 Management and Directors Incentive Plan, and any amendments thereto.

         "Plan of Reorganization" means the August 28, 2003 Joint Plan of Reorganization of the Company and certain Subsidiaries of the Company, including Noma Company, under Chapter 11 of the Bankruptcy Code and all exhibits annexed thereto or referenced therein, as in each case, may be amended, modified or supplemented from time to time.

         "Restricted Stock Award" means an Award granted pursuant to Section 7.

         "Stock" means the common shares of Reorganized GenTek (as defined in the Plan of Reorganization), subject to adjustment pursuant to Section 3.

         "Stock Appreciation Right" means an Award granted pursuant to Section
6.

         "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2. ADMINISTRATION OF PLAN: COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

         (a) Committee. The Plan shall be administered by the Compensation Committee of the Board, or any other committee so designated by the Board and which shall consist of two or more members, at least two of whom shall be "non-employee directors" within the meaning of Rule 16b-3, as promulgated under the Act. To the extent that the Board determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. In the absence of a committee of the Board so designated to administer the Plan, the Plan shall be administered by the Board.

         (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                  (i) to select the officers, employees or directors of the Company and its Subsidiaries to whom Awards may from time to time be granted;

                  (ii) to determine the time or times of grant, and the extent, if any, of any Award, including but not limited to, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights, and Other Stock-Based Awards, or any combination of the foregoing, granted to any one or more Participants;


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                  (iii)    to determine the number of shares of Stock to be
         covered by any Award;

                  (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the forms of Award Agreements;

                  (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award or to waive terms and conditions of any Award at any time;

                  (vi) subject to the provisions of Section 5, to extend at any time the period in which Stock Options may be exercised;

                  (vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

                  (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Agreements); to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable; to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         Any decision or action taken by the Board or the Committee, as the case may be, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, or of any Award, shall, to the fullest extent permitted by law, be within its sole and absolute discretion and shall be conclusive and binding on the Company, any Subsidiary, all Participants (including their beneficiaries or successors) and any person claiming under or through any Participant.

SECTION 3.   STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

         (a) Stock Issuable. Subject to Section 3(b), the number of shares of Stock reserved and available for issuance under the Plan shall be equal to one million (1,000,000) shares of Stock. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The maximum number of Shares with respect to which Awards may be granted during a calendar year to any Participant shall be one hundred thousand (100,000). Subject to such limitations, shares of Stock may be issued pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. In the case of any Stock Appreciation


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Rights that are granted in tandem with any Options, upon the exercise of a Stock
Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan. The Board may at any time approve an increase in the number of shares of Stock available for issuance under the Plan, subject to stockholder approval as required under applicable law.

         (b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization (including, but not limited to, an extraordinary all-cash dividend), reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares, other securities or other property of the Company, or additional shares or new or different shares or other securities of the Company or other assets or other property are distributed with respect to such shares of Stock or other securities, the Committee in its sole discretion and without liability to any Person may make an adjustment in (i) the number and kind of shares of Stock or other securities issued or reserved for issuance under the Plan or pursuant to outstanding Awards, (ii) the maximum number of shares of Stock for which Awards (including limits for Restricted Stock Awards or Performance Share Awards) may be granted to a calendar year to any Participant, (iii) the grant, exercise or conversion price with respect to outstanding Awards, or (iv) any other affected terms of such Awards. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

         (c) Mergers. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity, or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options and Stock Appreciation
Rights: (i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or
(iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for the cancellation of Stock Options and Stock Appreciation Rights in exchange for a cash payment to the Participant for each Stock Option and Stock Appreciation Right held by the Participant equal to the excess, if any, of (A) the value (as determined by the Committee) of the consideration payable per share of Stock pursuant to the business combination times the number of shares of Stock subject to such outstanding Stock Option and Stock Appreciation Right over (B) the exercise price of such outstanding Stock Option and Stock Appreciation Right times the number of shares of Stock subject to such outstanding Stock Option and Stock Appreciation Right.

         (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct


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that the substitute awards be granted on such terms and conditions as the
Committee considers appropriate in the circumstances.

         (e) Emergence Awards. Pursuant to Section 6.8 of the Plan of Reorganization, certain members of management, employees and directors of the Company or any of its Subsidiaries shall be designated by the Board to receive Stock Options that shall in the aggregate constitute no more that ten percent (10%) of the total amount of New GenTek Common Stock (as defined in the Plan of Reorganization) issued on the Effective Date. The Stock Options shall (i) be granted approximately three (3) months following the Emergence Date (as defined in the Plan of Reorganization), (ii) be granted at an exercise price per share at least equal to the Fair Market Value of the Stock on the date of grant, (iii) have a term that does not exceed ten (10) years, and (iv) be subject to the terms and conditions, including but not limited to vesting, as set forth in the Participant's Award Agreement.

SECTION 4.   ELIGIBILITY

         Each full or part-time employee, officer or director of the Company or one or more of its Subsidiaries who is or may be responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries, as are selected from time to time by the Committee, in its sole discretion, may participate in the Plan.

SECTION 5.   STOCK OPTIONS

         (a) General. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. All Options granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. In no event shall any member of the Committee, the Company or any of its affiliates have any liability to any Participant or any other Person due to the failure of an Option to qualify as an Incentive Stock Option.

         (b) Stock Options Granted to Participants. The Committee in its discretion may grant Stock Options to those eligible individuals set forth in
Section 4 hereof. Stock Options granted pursuant to this Section 5(b) shall be evidenced by an Award Agreement and shall be subject to the following terms and conditions and shall contain additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(b) shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such Participant, the exercise price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.


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                  (ii)     Option Term. The term of each Stock Option shall be
         fixed by the Committee, but except as may be provided pursuant to
         Section 15(h), no Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such Participant, the term of such option shall be no more than five (5) years from the date of grant.

                  (iii) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date and set forth in the Participant's Award Agreement. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the shares of Stock for which it is then exercisable. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

                  (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. For purposes of this
         Section 5, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment of the full purchase price in accordance with this Section 5(b)(iv). Payment of the purchase price may be made by one or more of the following methods:

                           (A)      In cash, by certified or bank check or other
instrument acceptable to the Committee;

                           (B)      In the form of shares of Stock that are not
then subject to restrictions under any plan and that have been held by the optionee for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                           (C)      In the sole discretion of the Committee, at
any time during which the Stock is traded on a national stock exchange or quotation system, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

                  (v) Delivery of Stock. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of


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         the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or pursuant to applicable law.

                  (vi) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company or its Subsidiaries is terminated by reason of death may thereafter be exercised by the legal representative or legatee of the optionee, to the extent it was exercisable on the date of death for a period of 12 months from the date of death, or until the expiration of the stated term of the Option, if earlier. Except as otherwise specifically provided by the Committee, to the extent that any portion of any Stock Option is not exercisable on the date of death, such portion of the Stock Option shall immediately terminate and be of no force or effect.

                  (vii)    Termination by Reason of Disability.

                           (A)      Any Stock Option held by an optionee whose
employment by (or other business relationship with) the Company or its Subsidiaries is terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable on the date of termination of employment (or business relationship) for a period of 12 months (or such longer period as the Committee may specify at any time) from the date of such termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier. Except as otherwise specifically provided by the Committee, to the extent that any portion of any Stock Option is not exercisable on the date of such termination of employment (or business relationship), such portion of the Stock Option shall immediately terminate and be of no force or effect.

                           (B)      The Committee shall have sole authority and
discretion to determine whether a Participant's employment (or business relationship) has been terminated by reason of Disability.

                  (viii) Termination for Cause. If any optionee's employment by (or business relationship with) the Company or its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is immediately exercisable at the time of such termination, shall immediately terminate and be of no further force and effect.

                  (ix) Other Terminations of Employment. Unless otherwise determined by the Committee, if an optionee's employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability or for Cause, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable on the date of termination of employment (or business relationship), for 90 calendar days (or such longer period as the Committee may specify at any time) from the date of termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier. Except as otherwise specifically provided by the Committee, to the extent that any portion of any Stock Option is not exercisable on the date of such termination of employment (or business relationship), such portion of the Stock Option shall immediately terminate and be of no force or effect.


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                  (x)      Annual Limit on and Disposal of Incentive Stock
         Options. To the extent required under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. Any Participant who disposes of shares of Stock acquired upon the exercise of an Incentive Stock Option either
         (i) within two (2) years after the date of grant of such Incentive Stock Option or (ii) within one (1) year after the transfer of such shares of Stock to the Participants, shall notify the Company of such disposition and of the amount realized upon such disposition.

         (c) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan or by the Committee.

SECTION 6.   STOCK APPRECIATION RIGHTS

         (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess, if any, of the Fair Market Value of the Stock on the date of exercise over the exercise price per Stock Appreciation Right (which in no event shall be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted) set by the Committee (or over the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised (or, if granted in tandem with a Stock Option, the number of shares of Stock covered by the Option, or portion thereof, which is surrendered), with the Committee having the right to determine the form of payment.

         (b)      Grant and Exercise of Stock Appreciation Rights.

                  (i) The Committee may grant Stock Appreciation Rights to those eligible individuals set forth in Section 4 hereof by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of such Option. A Stock Appreciation Right granted in connection with an Option shall cover the same number shares of Stock covered by such Option (or such lesser number of shares as the Committee may determine).

                  (ii) A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

                  (iii) Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the


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         number of shares of Stock with respect to which the Stock Appreciation
         Right is being exercised. The date a notice of exercise is received shall be the exercise date. No fractional shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction, or if the Committee should so determine, the number of shares of Stock will be rounded downward to the next whole share of Stock.

         (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

                  (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

                  (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

                  (iii) Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with an Option shall not be transferable otherwise than by will or the laws of descent or distribution. All Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

SECTION 7.   RESTRICTED STOCK AWARDS

         (a) Nature of Restricted Stock Awards. The Committee may grant Restricted Stock Awards to those eligible individuals set forth in Section 4 hereof. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

         (b) Rights as a Stockholder. Upon execution of an Award Agreement setting forth the Restricted Stock Award, payment of any applicable purchase price and issuance of shares of Stock underlying any Award, a Participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below.

         (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award Agreement. If a Participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason whatsoever, the Company shall have the right to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the Participant or the Participant's legal representative.

         (d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

         (e) Waiver, Deferral and Reinvestment of Dividends. The Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

         (f) Performance-Based Grants. Notwithstanding anything to the contrary herein, certain shares of Restricted Stock granted under this Section 7 may, at the discretion of the Committee, be granted in a manner that is intended to be deductible by the Company under Section 162(m) of the Code. The restrictions applicable to such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based on one (1) or more of the criteria set forth in Section 8. The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the shares of Stock.

SECTION 8.   PERFORMANCE SHARE AWARDS

         (a) Nature of Performance Share Awards. A Performance Share Award is an Award that may be granted in a manner that is intended to be deductible by the Company under Section 162(m) of the Code. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to those eligible individuals set forth in Section 4 hereof, including those who qualify for awards under other performance plans of the Company. As determined by the Committee in its sole discretion, either the granting or vesting of the Performance Share Awards shall be based on achievement of growth rates in one
(1) or more business criteria and/or on achievement of specified goals. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the growth rates in one or more business criteria that apply to an individual Participant and/or performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

         (b) Business Criteria. The business criteria shall be as follows, individually or in the aggregate: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share of Stock; (v) book value per share of Stock; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price;
(xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow;
(xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of it or their divisions or units, or any combination of the foregoing.

         (c) Establishment of Performance Goals. With respect to Performance Share Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than 90 calendar days after the commencement of such period (but in no event after 25% of such period has elapsed).

         (d) Certification of Performance. No Performance Share Awards shall be payable or vest with respect to any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other applicable material terms) applicable to such period have been satisfied.

         (e) Rights as a Stockholder. A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant.

         (f) Termination. Except as may otherwise be provided by the Committee, a Participant's rights in all Performance Share Awards shall automatically terminate upon the Participant's termination of employment (or business relationship) with the Company and its Subsidiaries for any reason whatsoever.

         (g) Modification of Performance Share Awards. After the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Stock or cash granted or the number of shares of Stock vested upon the attainment of such performance goal.

SECTION 9.   DIVIDEND EQUIVALENT RIGHTS

         (a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to those eligible individuals set forth in Section 4 hereof, as a component of a Restricted Stock Award or an Other Stock-Based Award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Such grant may specify that dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, as determined by the Committee. A Dividend Equivalent Right granted as a component of a Restricted Stock Award or an Other Stock-Based Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Restricted Stock Award or Other Stock-Based Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Restricted Stock Award or Other Stock-Based Award. A Dividend Equivalent Right granted as a component of another Restricted

Stock Award or Other Stock-Based Award may also contain terms and conditions different from such other Restricted Stock Award or Other Stock-Based Award.

         (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 10.  OTHER STOCK-BASED AWARDS

         (a) Generally. The Committee, in its sole discretion, may grant or sell Awards or shares of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of Stock. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of shares of Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, shares of Stock or a combination of cash and shares of Stock, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares of Stock so awarded and issued shall be fully paid and non-assessable).

SECTION 11.  TAX WITHHOLDING

         (a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any foreign, federal, state, local or other taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due or transfer made to the Participant.

                  (i) Payment in Stock. A Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (A) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (B) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.  TRANSFER, LEAVE OF ABSENCE, ETC.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13.  AMENDMENTS, TERMINATION AND TERM

         The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Committee to be required by the rules of any national exchange or quotation system on which Stock is traded, the Plan and/or Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. No Award shall be granted pursuant to this Plan later than the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date in accordance with their terms.

SECTION 14.  CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 14:

         (a) Unless otherwise determined by the Committee, each outstanding Stock Option and Restricted Stock Award shall automatically become fully exercisable.

         (b) "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (i) any Person, (A) who is not a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities or (B) who is a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, excluding in both (A) and (B) any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause (x) of clause (iii) below; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; provided that no change in the Board arising from a provision of the Plan of Reorganization (or the consummation thereof) shall be deemed a Change of Control solely by reason of this paragraph (ii); or

                  (iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation (1) continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and
         (2) continuing to be held by holders thereof immediately prior to such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (A) who is not a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities or (B) who is a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  For the avoidance of doubt, the consummation of the Plan of Reorganization and the transactions contemplated thereby shall not be deemed a Change of Control.

SECTION 15.  GENERAL PROVISIONS

         (a) Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

         (b) Delivery of Stock Certificates. Delivery of stock certificates to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant's last known address on file with the Company.

         (c) Other Compensation Arrangements; No Right to Employment or Awards. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. Awards shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise. The adoption of this Plan and the grant of Awards do not confer upon any Participant any right to continued employment with the Company or any Subsidiary and shall not lessen or affect the rights of the Company or any Subsidiary to terminate the employment of a Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Awards and the Committee's determinations and interpretations with respect to each Participant (whether or not such Participants are similarly situated).

         (d) Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

         (e) Nontransferability of Awards. Unless otherwise specified in the Plan or determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

         (f) Awards Subject to the Plan. In the event of a conflict between any term or provision contained in the Plan and a term or provision in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail.

         (g) Severability. If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (h) Non-U.S. Participants. Notwithstanding anything in the Plan to the contrary, with respect to any Participant who is a resident outside the United States, the Board may, in its sole discretion, amend the terms of the Plan as applicable to non-U.S. Participants or establish a local sub-plan in order to conform such terms to the requirements of local law or to meet the objectives of the Plan; provided, however, that this Section 15(h) shall not be construed to authorize the Board to amend the provisions of Section 3(a) hereof relating to the number of shares of Stock authorized under the Plan.

SECTION 16.  EFFECTIVE DATE OF PLAN

         This Plan shall become effective upon the Effective Date. Without any further act or authorization, Confirmation (as defined in the Plan of Reorganization) and entry of the Confirmation Order (as defined in the Plan of Reorganization) shall be deemed to satisfy all requirements of applicable state and federal law and all listing standards of any securities exchange for approval by the Board and the stockholders of Reorganized GenTek (as defined in the Plan of Reorganization) of the Plan.

SECTION 17.  GOVERNING LAW

         This Plan shall be governed by Delaware law, without regard to conflicts of laws.